UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 23, 2018

Transcat, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-03905	16-0874418
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Vantage Point Drive, Rochester, New York		14624
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	585-352-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of May 23, 2018, the Compensation Committee of the Board of Directors (the “Board”) of Transcat, Inc. (the “Company”), approved (i) a new form of Award Notice of Restricted Stock Units and Performance Restricted Stock Units granted pursuant to the Transcat, Inc. 2003 Incentive Plan, as amended and restated (the “Plan”), and (ii) a new form of Award Notice of Long-Term Compensation Award granted pursuant to the Plan, for the Company’s employees including the Company’s named executive officers for whom disclosure was provided in our proxy statement for the 2017 Annual Meeting of Shareholders (the “named executive officers”). The new form of Award Notice of Restricted Stock Units and Performance Restricted Stock Units provides for a combination of time-based restricted stock unit awards and performance-based restricted stock unit awards. The new form of Award Notice of Long-Term Compensation Award provides for a combination of time-based and performance-based cash awards.

On the same date, the Compensation Committee of the Board approved long-term compensation award opportunities to our named executive officers targeted to a specific dollar award. The terms of the awards provide for (i) restricted stock units that vest on March 27, 2021, the last day of the Company’s 2021 fiscal year, subject to continued employment at such date, and (ii) performance restricted stock units (“PRSU”) that vest subject to the Company achieving specific cumulative fully-diluted earnings per share (“EPS”) objectives over the eligible three-year period ending in fiscal 2021. At such time, holders of PRSU awards will receive a pro rata percentage based on a linear sliding scale of their respective award based on certain pre-determined EPS thresholds:

●	Maximum cumulative EPS – 150%
●	Target cumulative EPS – 100%
●	Minimum cumulative EPS – 50%

Failure to achieve the minimum EPS will result in no shares becoming earned under these PRSU awards.

The following provides information as to the stock award opportunities to the named executive officers:

Named Executive Officer	Stock Award Opportunities (1)
Lee D. Rudow	13,660 shares
President and Chief Executive Officer

Michael J. Tschiderer	10,196 shares
Vice President of Finance and Chief Financial Officer

Robert A. Flack	8,235 shares
Vice President of Service Sales and Operations
______________
(1) Pursuant to the named executive officer’s award notice, stock awards are comprised of 50% restricted stock units and 50% performance restricted stock units. Amounts assume 100% attainment of the target award opportunity.

Mr. Rudow, having achieved his Company stock ownership objective, elected to receive half of his long-term compensation award opportunities targeted to a specific dollar award in the stock awards listed on the table above and cash award opportunities of $209,000. The cash award opportunities are time-based and performance-based on similar terms to the stock awards described above.

The foregoing summary of the Form of Award Notice of Restricted Stock Units and Performance Restricted Stock Units granted pursuant to the Transcat, Inc. 2003 Incentive Plan and the Form of Award Notice of Long-Term Compensation Awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the awards attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Award Notice of Restricted Stock Units and Performance Restricted Stock Units granted pursuant to the Transcat, Inc. 2003 Incentive Plan

10.2	Form of Award Notice of Long-Term Compensation Awards granted pursuant to the Transcat, Inc. 2003 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCAT, INC.

Dated: May 24, 2018	By:	/s/ Michael J. Tschiderer
Michael J. Tschiderer
Vice President of Finance and Chief Financial Officer